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                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549



                                 FORM 8-K

                              CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): April 23, 1998




                     THE COLONEL'S INTERNATIONAL, INC.
            (Exact name of registrant as specified in charter)



                 MICHIGAN            2-98277C        38-3262264
        (State or other jurisdic-   (Commission     (IRS Employer
         tion of incorporation)     File Number)  Identification No.)


             620 SOUTH PLATT ROAD
                MILAN, MICHIGAN                          48160
   (Address of principal executive offices)           (Zip Code)


                              (734) 439-4200
           (Registrant's telephone number, including area code)


                              NOT APPLICABLE
       (Former name or former address, if changed since last report)

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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          On April 23, 1998, The Colonel's International, Inc., a Michigan corporation (the "Company"), through its newly formed wholly owned subsidiary The Colonel's Rugged Liner, Inc., a Pennsylvania corporation (since renamed Rugged Liner, Inc.) ("MergerSub"), acquired by merger (the "Mergers") four related Pennsylvania corporations (collectively, the "Rugged Liner Companies"): Rugged Liner, Inc., Triad Management Group, Inc., Aerocover, Inc., and Ground Force, Inc.

          In the Mergers, each of the Rugged Liner Companies merged with and into MergerSub. MergerSub was the surviving corporation in the Mergers. Pursuant to the Mergers, MergerSub's name was changed to "Rugged Liner, Inc." Articles of Merger were filed with and deemed effective by the Commonwealth of Pennsylvania on April 24, 1998.

          The Mergers were conducted pursuant to an Agreement and Plan of Merger dated March 13, 1998, as amended by a First Amendment to Merger Agreement dated April 23, 1998 (collectively, the "Merger Agreement"). Under the Merger Agreement, the former shareholders of the Rugged Liner Companies were to receive cash in an aggregate amount of $4,250,000 and a number of shares of the Company's common stock, $0.01 par value per share ("Common Stock") equal to $4,250,000 divided by the Average Trading Price (as defined in the Merger Agreement), all subject to the adjustments set forth in the Merger Agreement. After adjustments, the former shareholders of the Rugged Liner Companies received approximately $1,725,303 in cash and 454,027 shares of Common Stock valued (based on the Average Trading Price) at approximately $3,724,407. In addition, Mark German, the former majority shareholder of the Rugged Liner Companies, received $750,000 in satisfaction of certain obligations of the Rugged Liner Companies to Mr. German.

          The amount of and adjustments to Merger Consideration (as defined in the Merger Agreement) were arrived at pursuant to negotiations between the Company and Mr. German.

          Mr. German is a nominee for election as a Director of the Company at the Company's forthcoming annual meeting of shareholders, which is scheduled to be held on May 29, 1998.

          In connection with the Mergers, MergerSub and Mr. German entered into a four-year employment contract, providing for Mr. German's employment as the President of MergerSub. In addition, MergerSub entered into leases of two facilities owned by entities controlled by Mr. German.

          Funds for the cash portion of the Merger Consideration were obtained by the Company through an acquisition line of credit with Comerica Bank, N.A., the Company's primary lender.


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          Prior to the Mergers, the Rugged Liner Companies were involved in the manufacture, sale and distribution of certain truck accessories, such as pickup truck bedliners. The Company and MergerSub plan to continue these operations, which the Company's believes will complement the business conducted by The Colonel's Truck Accessories, Inc., a wholly owned subsidiary of the Company.


Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND
          EXHIBITS.

     (a)  Not required.

     (b)  Not required.

     (c)  Exhibits:

          2(a)      Agreement and Plan of Merger dated March 13, 1998

          2(b) First Amendment to Agreement and Plan of Merger, dated April 23, 1998



                                SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: May 8, 1998                      THE COLONEL'S INTERNATIONAL, INC.



                                        By /S/RICHARD S. SCHOENFELDT
                                            Richard S. Schoenfeldt
                                            Vice President-Finance and Chief
                                              Financial Officer










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